Exhibit 10.4

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[Redacted]”) in this exhibit.***

Exclusive Technology and Consulting Service Agreement

This Exclusive Technology and Consulting Service Agreement (hereinafter referred to as “this Agreement”) is signed by and between both parties hereto below (hereinafter referred to as “Both Parties to this Agreement” or “Both Parties”) in Suzhou City, the People’s Republic of China (“PRC”) on October 9, 2017:

Party A: Yunxuetang Information Technology (Jiangsu) Co., Ltd.

Unified social credit code: [Redacted]

Registered address: [Redacted]

Legal representative: Lu Xiaoyan

Party B: Jiangsu Yunxuetang Network Technology Co., Ltd

Unified social credit code: [Redacted]

Registered address: [Redacted]

Legal representative: Lu Xiaoyan

Whereas:

1.	Party A is an exclusively foreign-owned enterprise legally incorporated and effectively existing within the territory of the People’s Republic of China;

2.	Party B is a limited liability company registered and incorporated within the territory of China;

3.

Party A agrees to provide Party B with technical consulting, support and related services, Party B agrees to accept the technical consulting, support and services provided by Party A, and Both Parties agree to enter into business cooperation in the aforesaid manner.

THEREFORE, Both Parties to this Agreement have, through equitable and amicable consultation, reached the following agreement for common compliance in the principle of equality and mutual benefit:

1.	Technical consulting, support and service: Exclusive rights

1.1

During the term of this Agreement, Party A will agree to provide Party B with relevant technical consulting, support and services (see Appendix 1 for concrete contents) as the exclusive service provider of Party B upon the terms and conditions set forth hereunder. Party A shall be entitled to adjust such contents from time to time after furnishing a written notice to Party B ten (10) business days in advance.

1.2

During the term of this Agreement, Party B will agree to accept the technical consulting, support and services provided by Party A. Considering the values of the technical consulting, support and services provided by Party A as well as the good cooperation between Both Parties to this Agreement, Party B further agrees that Party B will not accept the same technical consulting, support and services provided by any third party within the business scope involved under this Agreement during the term of this Agreement, unless obtaining a prior written consent from Party A.

1.3

Party A shall enjoy the exclusive right to and interest in any right, ownership, interest and intellectual property (including without limitation to copyright, patent, technical secret, business secret and others) derived from the performance of this Agreement, either developed by Party A in house, or developed by Party B based on the intellectual property of Party A or developed by Party A based on the intellectual property of Party B, and Party B shall not claim any right, ownership, interest or intellectual property against Party A.

1.4

Where Party B makes an improvement to an intellectual property item provided by Party A, such improvement shall constitute the exclusive property of Party A. Where Party B shall enjoy any right to any intellectual property item provided by Party A in accordance with relevant applicable laws, Party B shall hereby agree to transfer all such rights, ownerships and interests at the lowest prices allowed by laws to Party A.

1.5

Where any third party or competent government authority claims or accuses in writing that the intellectual property item provided by Party A violates or infringes on the rights of other persons, Party B shall immediately notify Party A after receiving such claim or accusation or otherwise actually learning such claim or accusation. Party A shall exclusively conduct defense, consultation and reconciliation with respect to such claim and accusation and exclusively assume relevant expense. When required by Party A, Party B shall provide necessary assistance for Party A in the defense, consultation and reconciliation with respect to such claim and accusation.

1.6

Nevertheless, if the intellectual property is developed by Party A based on the intellectual property of Party B, Party B shall assure that there is no flaw in such intellectual property, or Party B shall assume the loss so suffered by Party A. Where Party A bears the liability of indemnity to any third party for this reason, Party A shall be entitled to recover all losses from Party B after paying such indemnity.

1.7

Considering the good relationship between Both Parties to this Agreement, Party B warrants that if Party B wants to enter into cooperation outside the business scope involved hereunder with any other enterprise, Party A or its related companies shall have the priority of cooperation.

2.	Calculation and payment of technical consulting, support and Service Fee (hereinafter referred to as “Service Fee”)

2.1	Both Parties to this Agreement agree to determine and pay the Service Fee under this Agreement in the manner as listed in Appendix 2.

2.2

Where Party B fails to pay the Service Fee and other fees in accordance with the stipulations of this Agreement, Party B shall separately pay a liquidated damage at 0.05% per day of the amount in arrears to Party A.

2.3

Party B shall provide its financial statements for the previous quarter to Party A within twenty (20) days after the end of every quarter. Party A shall be entitled to assign its employees or certified public accountants from China or other countries (hereinafter referred to as the “Authorized Representative of Party A”) to audit the accounts of Party B to review the calculation method and amount of the Service Fee. To this end, Party B shall provide documents, accounts, records, data and other materials required by the Authorized Representative of Party A in order for the Authorized Representative of Party A to audit the accounts of Party B and determine the amount of the Service Fee. The amount of Service Fee shall be subject to the amount determined by the Authorized Representative of Party A.

2.4

The Service Fee paid by Party B to Party A under this Agreement shall not be deducted or offset in whatever form, unless Both Parties to this Agreement agree otherwise. Party B shall be exclusively responsible for relevant expenses derived from the payment of the Service Fee (such as bank fee).

2.5

In addition, while paying the Service Fee, Party B shall also pay the actual expenses to Party A for providing the consulting, support and services under this Agreement, including without limitation to various travel expenses, communication expenses, printing expenses and postages.

3.	Representations and Warrants

3.1	Party A hereby presents and warrants the following:

3.1.1	Party A is a corporate entity lawfully incorporated and effectively existing in accordance with the laws of the PRC;

3.1.2

Party A will perform this Agreement within its corporate power and business scope; Party A has obtained necessary corporate authorization and obtained the consent and approval from third parties and government authorities, and will not violate the restrictions of the laws or contracts that are binding upon or have the influence on Party A;

3.1.3	Once signed, this Agreement will constitute a legitimate, effective, binding and enforceable legal document against Party A;

3.2	Party B hereby presents and warrants the following:

3.2.1	Party B is a corporate entity lawfully incorporated and effectively existing in accordance with the laws of the PRC;

3.2.2

Party B will sign and perform this Agreement within its corporate power and business scope; Party B has obtained necessary corporate authorization and obtained the consent and approval from third parties and government authorities, and will not violate the restrictions of the laws or contracts that are binding upon or have the influence on Party B;

3.2.3

There are no pending or possible claims, disputes, litigations, arbitrations, administrative procedures or any other legal procedures that involve Party B or will involve Party B and will deliver a serious or adverse impact on the capacity of Party B to perform this Agreement.

3.2.4	Once signed, this Agreement will constitute a legitimate, effective, binding and enforceable legal document against Party B;

4.	Warranties of Party B

4.1

Party B hereby warrants to Party A that unless obtaining the written consent (including the control agreement signed by Both Parties to this Agreement), Party B shall not perform the following conducts:

4.1.1	Revise the Articles of Association and other organizational documents, and increase or reduce the registered capital or change its registered capital structure;

4.1.2

Sell, transfer, mortgage or otherwise dispose of any asset, business or income, or allow to set any other guarantee interest on the same (unless it is generated in the daily work or daily business process, or has been disclosed to Party A and a prior explicit written consent has been obtained from Party A);

4.1.3

Enter a transaction that will or may deliver a substantive negative impact on its asset, responsibility, operation, equity or any other legitimate right (unless it is generated in the daily work or daily business process, or has been disclosed to Party A and a prior explicit written consent has been obtained from Party A);

4.1.4	Distribute dividends or bonuses to shareholders in whatever manner;

4.1.5

Incur, inherit, secure or allow the existence of any debt, provided that (i) the debt is generated normally or in the daily business process but not generated through borrowing; and (ii) the debt has been disclosed to Party A and a prior explicit written consent has been obtained from Party A;

4.1.6	Provide any loan or credit for any person.

4.2

Until the signing date of this Agreement, Party B doesn’t have any pending debt, except (i) the debt generated normally or in the daily business process but not generated through borrowing; and (ii) the debt that has been disclosed to Party A and a prior explicit written consent has been obtained from Party A.

4.3

Until the signing date of this Agreement, Party B doesn’t have any ongoing or possible litigation, arbitration or administrative procedure that will deliver a substantive negative impact on the equity, asset or other capacities of Party B to perform this Agreement, excluding the litigation, arbitration or administrative procedure that has been disclosed to Party A and to which an explicit written consent has been obtained from Party A.

4.4

To maintain the ownership of Party B to all of its assets, Party B shall sign all necessary or appropriate documents, take all necessary or appropriate actions, submit all necessary or appropriate indictments or conduct necessary and appropriate defense against all claims.

4.5

As required by Party A, Party B shall buy and maintain insurances for its assets and businesses, and the amounts and types of such insurances shall be kept consistent with those of the insurances bought by third parties having similar businesses.

5.	Confidentiality Clause

5.1

Both Parties to Agreement agree that they will take every possible reasonable confidentiality measure to keep confidential the confidential data and information (hereinafter referred to as “Confidential Information”. When providing the data and information, the data and information provider shall explicitly notify the other party that such data and information are the Confidential Information) learned or accessed in the signing and performance of this Agreement; such Confidential Information shall not be disclosed, given or transferred to any third party (including where the recipient of the Confidential Information merges with, is merged with, or is directly or indirectly controlled by a third party) without the prior written consent of the provider of the Confidential Information. Upon the termination of this Agreement, Party A and Party B shall return any document, material or software containing the Confidential Information to the original owner or provider of Confidential Information, or destroy such Confidential Information on their own after obtaining the consent from the original owner or provider, including deleting any Confidential Information from the relevant memory device, and shall not continue to use such Confidential Information. Party A and Party B shall take necessary measures to disclose the Confidential Information only to the employees, agents or professional advisors of Party B who are necessary to learn such information and cause such employees, agents or professional advisors of Party B to observe the obligation of confidentiality under this Agreement. Party A shall sign concrete confidentiality agreement with the employees, agents or professional advisors of Party B to assure the compliance and implementation by all parties.

5.2	The aforesaid restriction is not applicable to:

5.2.1	Data that have come into the public domain at the time of disclosure;

5.2.2	Data that have come into the public domain after the disclosure not at the fault of the recipient of the Confidential Information;

5.2.3

The recipient of Confidential Information can prove that it has learned such information prior to disclosure and has not obtained the data directly or indirectly from the provider of Confidential Information;

5.2.4

The recipient of Confidential Information has the obligation to disclose the aforesaid Confidential Information to relevant government authority, stock exchange or other parties as required by laws or discloses the same to its direct legal advisor and financial advisor out of the need of normal operation;

5.3	Both Parties to Agreement agree that this Article shall survive the change, termination or revocation of this Agreement.

6.	Indemnity

6.1

In case of any loss, damage, liability or expense (including without limitation to lawyer’s fee and arbitration fee) incurred or suffered by Party A in the provision of consulting, support and services to Party B under this Agreement, and caused by any litigation, claim or any other requirement imposed against Party A, Party B shall indemnify Party A against the same and hold Party A harmless from the same, provided that the loss, damage, liability or expense arises out of the gross negligence or intentional misconduct of Party A).

6.2

Where Party B fails to conduct its business in line with the instruction of Party A or misuses the intellectual property of Party A or conducts improper technical operation, thereby triggering a third-party claim, Party B shall bear all the liability thereof. When finding any third party uses the intellectual property of Party A without the legitimate license, Party B shall immediately notify Party A and cooperate with any action taken by Party A.

7.	Validity, Performance and Effective Period

7.1	This Agreement is signed and has simultaneously taken effect on the date indicated at the top of this Agreement.

7.2	This Agreement is written in the Chinese language, and made in quadruplicate with each party having two (2) copies, each of which shall have the same legal effect.

7.3

Unless Party A furnishes a prior written notice on the termination of this Agreement to Party B, this Agreement shall keep in effect until Party B is dissolved in accordance with the laws of the People’s Republic of China. If requested by Party A prior to the expiration of this Agreement, Both Parties to this Agreement shall extend the term of this Agreement based on Party A’s request to continue the performance of this Agreement or otherwise sign an exclusive technology and consulting service agreement as required by Party A.

8.	Termination

8.1	This Agreement shall be terminated on the expiration date of effective period, unless it is extended in line with relevant articles hereof.

8.2

This Agreement may be terminated by mutual consultation. Without the written consent from Party A, Party B shall not terminate this Agreement at its own discretion during the effective period of this Agreement. Party A shall be entitled to furnish at any time a written notice to Party B thirty (30) days in advance to terminate this Agreement.

8.3	After the termination of this Agreement, the rights and obligations of Both Parties to this Agreement under Articles 1.3, 1.4, 1.5, 1.6, 5, 6, 9 and 11 shall keep in effect.

9.	Settlement of Dispute

9.1

In case the parties have any dispute concerning the interpretation and performance of the stipulations of this Agreement, Both Parties to this Agreement shall consult in good faith to resolve such dispute. If the consultation fails, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“Shanghai International Arbitration Center”) for arbitration in accordance with its arbitration rules in force at that time. The place of arbitration shall be Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on Both Parties to this Agreement. This Article shall not be affected by the termination or cancellation of this Agreement.

9.2	Except for the matters in dispute, Both Parties to this Agreement shall continue to perform their respective obligations in accordance with the stipulations of this Agreement in good faith.

10.	Force Majeure

10.1

A “force majeure event” means any event that goes beyond the reasonable control by one party and remains unavoidable even after the affected party pays reasonable attention to, and includes but is not limited to government act, natural force, fire, explosion, storm, flood, earthquake, tide, thunder or war. However, credit standing, fund or insufficient financing shall not be considered as an event beyond reasonable control by one party. The party affected by the force majeure event (hereinafter referred to as the “Affected Party”) shall be exempted from the liability in whole or in party in line with the impact of the force majeure event on this Agreement. The Affected Party seeking to exempt the responsibility of performance under this Agreement due to the force majeure event shall notify the other party of the force majeure event no later than ten (10) days after the occurrence of such force majeure event, and Both Parties to this Agreement shall consult to modify this Agreement based on the impact of such force majeure event and exempt all or part of the obligations of the Affected Party under this Agreement.

10.2

The Affected Party shall take appropriate measures to alleviate or eliminate the impact of such force majeure event and exhaust every possible effort to resume the performance of the obligations delayed or hindered by such force majeure event. Once the force majeure event disappears, Both Parties to this Agreement agree that they will make every possible effort to resume the performance of the rights and obligations under this Agreement.

11.	Notice

All notices given by Both Parties to this Agreement for the performance of their rights and obligations under the Agreement shall be made in writing and delivered by personal delivery, registered mail, prepaid mail or approved courier service to the parties concerned or each party at the following address or such other address as one party may from time to time notify the other parties in writing.

[Redacted]

[Redacted]

[Redacted]

[Redacted]

[Redacted]

[Redacted]

[Redacted]

[Redacted]

12.	Assignment of Agreement

12.1	Without the prior written consent from Party A, Party B shall not assign its rights or obligations under this Agreement to any third party.

12.2

Party B hereby agrees that after sending a prior written notice to Party B (without the need to obtain the consent from Party B), Party A can assign any and all of its rights and obligations under this Agreement to any third party.

13.	Severability of Agreement

Both Parties to Agreement hereby confirm that this Agreement is a fair and reasonable arrangement made by Both Parties to this Agreement on the basis of equality and mutual benefit. Where any article of this Agreement conflicts with relevant law and becomes invalid or unenforceable, such article shall be invalid or unenforceable to the extent governed by relevant law without affecting the legal effect of the other articles of this Agreement.

14.	Modification and Supplement of Agreement

This Agreement shall be amended and supplemented by Both Parties to this Agreement in writing. Amendments and supplements duly signed by Both Parties to this Agreement shall constitute an integral part of and bear the same legal force as this Agreement.

15.	Governing Laws

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

16.	Entire Agreement

Except for the written amendment, supplement or revision made after the signing of this Agreement, this Agreement constitutes the entire agreement on the subject matter under this Agreement entered by Both Parties to this Agreement and supersedes all prior consultations, statements and agreements, written or oral, conducted on the subject matter under this Agreement.

(No text below on this page)

(This page contains no main text and is the signing page for the Exclusive Technology and Consulting Service Agreement)

Party A: Yunxuetang Information Technology (Jiangsu) Co., Ltd.

(Seal)

/s/ Lu Xiaoyan
Legal Representative or Authorized Representative (Signature)

Party B: Jiangsu Yunxuetang Network Technology Co., Ltd.

(Seal)

/s/ Lu Xiaoyan
Legal Representative or Authorized Representative (Signature)

Appendix I

List of Technical Consulting, Support and Service Contents

1. Provide product development and research service.

2. Provide website design service and the design, installation, debugging and maintenance service for the computer network system.

3. Provide database support and software services.

4. Provide economic information consulting, project investment consulting, information technology consulting, enterprise management consulting and other consulting

5. Provide orientation and incumbent training services for the technical staff.

6. Provide technical development, consultation and technical transfer services.

7. Provide medium and short-term market development and market planning services.

8. Provide other various relevant technical services.

Appendix II

Calculation and Payment Method Service Fee

1.

During the term of this Agreement, the amount of the service fee paid by Party B to Party A for the technical consulting and services provided by Party A in accordance with this Agreement shall be 100% of the pretax profit of Party B in the current month before such service fee is calculated.

2.

Party A will consolidate and calculate the service fee on a quarterly basis, send the technical service statement for the previous quarter to Party B within thirty (30) days after the starting date of any quarter and notify Party B. Party B shall pay such service fee to the bank account designated by Party A within ten (10) business days after receiving such notice. Party B shall send the duplicate of the remittance voucher by fax or mail to Party A within ten (10) business days after the remittance.

3.

When deeming it necessary to adjust the determination mechanism for service price in this Article for certain reason, Party A shall notify Party B in writing in a timely manner and such written notice shall take effect after it reaches Party B.